                                                                     EXHIBIT 2.2


  THIS SECOND AMENDED AND RESTATED AMALGAMATION AGREEMENT ("Agreement") is made as of the 18th day of January, 1999

BETWEEN:

                       DISCREET LOGIC INC., a company incorporated under the laws of Quebec

                       (the "Company")

                       --and--

                       9066-9854 QUEBEC INC., a company incorporated under the laws of Quebec

                       ("Autodesk Quebec")

                       --and--

                       9066-9771 QUEBEC INC., a company incorporated under the laws of Quebec

                       ("Amalgamation Sub")

                       --and--

                       AUTODESK, INC., a corporation incorporated under the laws of Delaware

                       ("Autodesk"), as Intervenant

RECITALS:

  A. The Company was incorporated under Part 1A of the Companies Act (Quebec), as amended (the "Quebec Act") by certificate of incorporation dated September 10, 1991;

  B. Autodesk Quebec was incorporated under Part 1A of the Quebec Act by certificate of incorporation dated August 14, 1998;

  C. Amalgamation Sub was incorporated under Part 1A of the Quebec Act by certificate of incorporation dated August 14, 1998;

  D. The parties entered into an Amalgamation Agreement dated September 23, 1998 (the "Original Agreement"), which was amended and restated in its entirety by the parties on December 18, 1998 (the "Existing Agreement").

  E. The authorized share capital of the Company consists of an unlimited number of common shares (the "Company Common Shares") and an unlimited number of preferred shares;

  F. As at December 31, 1998 there were 29,935,666 Company Common Shares issued and outstanding as fully paid and non-assessable shares and there were no preferred shares outstanding;

  G. The authorized share capital of Autodesk Quebec consists of an unlimited number of common shares (the "Autodesk Quebec Common Shares");

  H. As at the date of this Agreement, one hundred Autodesk Quebec Common Shares were issued and outstanding as fully paid and non-assessable shares and are held and beneficially owned indirectly by Autodesk;

  I. The authorized share capital of Amalgamation Sub consists of an unlimited number of common shares (the "Amalgamation Sub Common Shares");

  J. As at the date of this Agreement, one hundred Amalgamation Sub Common Shares were issued and outstanding as fully paid and non-assessable shares and are held by Autodesk Development B.V. ("Dutchco");

  K. The Company, Autodesk Quebec and Amalgamation Sub have agreed to amalgamate pursuant to the Quebec Act upon the terms and conditions set forth in this Agreement; and

  L. It is desirable that the Original Agreement and the Existing Agreement be terminated and the amalgamation contemplated by this Agreement be effected.

  NOW THEREFORE in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

                                   ARTICLE 1

                                Interpretation

  1.1 Interpretation. In this Agreement, the following terms shall have the following meanings:

  "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that any former directors, executive officers or principal shareholders of the Company who may be deemed to be an affiliate of Parent, after the Effective Date, shall not be considered an "Affiliate" for purposes of this Agreement.

  "Agreement" means this amalgamation agreement as the same may be amended from time to time and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement.

  "Amalgamation" means the amalgamation of the Amalgamating Companies pursuant to the Articles of Amalgamation.

  "Amalgamating Companies" means the Company, Autodesk Quebec and Amalgamation Sub.

  "Amalgamation Sub" means 9066-9771 Quebec Inc., a company incorporated under the Quebec Act.

  "Articles of Amalgamation" means the articles of amalgamation to be filed with the Inspector General of Financial Institutions pursuant to section
123.118 of the Quebec Act to give effect to this Agreement.

  "Autodesk Quebec" means 9066-9854 Quebec Inc., a company incorporated under the Quebec Act.

  "Business Day" means any day other than a Saturday, Sunday or a day when banks are not open for business in either of San Francisco, California and Montreal, Quebec.

  "Certificate of Amalgamation" means the certificate of amalgamation to be issued to the Corporation by the Inspector General of Financial Institutions under the Quebec Act in respect of the Amalgamation.

  "Class A Shares" means the Class A voting common shares in the share capital of the Corporation.

  "Class B Shares" means the Class B non-voting common shares in the share capital of the Corporation.

  "Class C Shares" means the Class C non-voting preferred shares in the share capital of the Corporation.

"Class D Shares" means the Class D non-voting preferred shares in the share capital of the Corporation.

  "Class E Shares" means the Class E voting common shares in the share capital of the Corporation.

  "Class F Shares" means the Class F non-voting common shares in the share capital of the Corporation.

  "Combination Agreement" means the Second Amended and Restated Agreement and Plan of Acquisition and Amalgamation by and among the Parent, Dutchco, Autodesk Canada Inc., the Company, Autodesk Quebec and Amalgamation Sub dated as of November 18, 1998, as amended on December 18, 1998 and January 18, 1999, providing for, among other things, the Amalgamation and related transactions.

  "Company" means Discreet Logic Inc., a company incorporated under the Quebec Act.

  "Company Common Shares" means the common shares in the share capital of the Company.

  "Company Meeting" means the special general meeting of the shareholders of the Company to be held to consider the Amalgamation.

  "Corporation" means the company resulting from the Amalgamation.

  "Dutchco" means Autodesk Development B.V., a corporation subsisting under the laws of The Netherlands, where applicable, or such other subsidiary of Autodesk or Dutchco to which Dutchco has assigned some or all of its rights under the Combination Agreement.

  "Effective Date" means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth in Appendix A hereto.

  "Exchangeable Shares" means the exchangeable non-voting shares in the share capital of the Corporation.

  "Nasdaq" means the Nasdaq National Market of the Nasdaq Stock Market, Inc.

  "Parent" means Autodesk, Inc., a body corporate existing under the laws of the State of Delaware.

  "Parent Common Shares" means the common shares $0.01 par value per share in the share capital of Parent.

  "Quebec Act" means the Companies Act (Quebec), including all regulations made thereunder, all amendments to such statute or regulations from time to time, and any statute or regulation that supplements or supersedes such statute or regulation.

  "Special By-Law 1998-1" means the special by-law providing for the Amalgamation adopted by the directors of the Company, the directors of Autodesk Quebec and the directors of Amalgamation Sub and to be confirmed by the shareholders of each of the Amalgamating Companies in accordance with the Quebec Act.

  "Subsidiary" means and includes a direct or indirect subsidiary.

  1.2 Sections and Headings; Interpretation. The division of this Agreement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or an Appendix refers to the specified section of or Appendix to this Agreement.

  1.3 Number, Gender and Persons. In this Agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

  1.4 Date for any Action. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

  1.5 Time. All times expressed herein are local time Montreal, Quebec unless otherwise stipulated herein or therein.

  1.6 Currency. Unless otherwise expressly stated herein, all references to currency in this Agreement are to Canadian dollars, being lawful money of Canada, and the sign "$" without more shall mean Canadian dollars.

  1.7 Statutory References. Any reference in this Agreement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

  1.8 Concurrent Approval. It is acknowledged that the completion of the Amalgamation is contingent upon its approval by the requisite majority of the shareholders of the Company, Amalgamation Sub and Autodesk Quebec, which approvals shall have been obtained prior to the Effective Date.

                                   ARTICLE 2

                                 Amalgamation

  2.1 Amalgamation. The Amalgamating Companies hereby agree to amalgamate pursuant to the provisions of Chapter XVII of Part 1A of the Quebec Act as at the Effective Date to continue as one company, the Corporation, under the Quebec Act on the terms set forth herein.

  2.2 Name. The name of the Corporation shall be Discreet Logic Inc.

  2.3 Head Office. The head office of the Corporation shall be located in the Judicial District of Montreal, in the Province of Quebec. Unless changed by the directors of the Corporation, the address of the head office of the Corporation shall be 10 Duke Street, Montreal, Quebec, Canada, H3C 2L7.

  2.4 Business and Powers. There shall be no restrictions on the business the Corporation may carry on or on the powers it may exercise.

  2.5 Authorized Share Capital. Upon the Amalgamation, the Corporation shall be authorized to issue:

    (a) an unlimited number of Class A Shares;

    (b) an unlimited number of Class B Shares;

    (c) an unlimited number of Class C Shares;

    (d) 150,000 non-voting Class D Shares;

    (e) an unlimited number of Class E Shares;

    (f) an unlimited number of Class F Shares; and

    (g) an unlimited number of Exchangeable Shares,

all of which shall be without par value, except for the Exchangeable Shares which shall have a par value provided for in the Exchangeable Share Provisions.

  The Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares and the Exchangeable Shares shall have attached thereto the rights, privileges, restrictions and conditions respectively as set out in Appendix A hereto.

  2.6 Share Restrictions. There shall be no restrictions on the issue, transfer or ownership of shares of the Corporation.

  2.7 Number of Directors. The board of directors of the Corporation will, until otherwise changed in accordance with the Quebec Act, consist of a minimum of three and a maximum of ten directors.

  2.8 Initial Directors and Officers. The three initial directors of the Corporation shall be:

            Name                      Occupation                               Office
            ----                      ----------                               ------
        Eric B. Herr                  Executive                               President
      Steve Cakebread                 Executive                            Chief Executive
                                                                               Officer
     Marcia K. Sterling               Executive                               Secretary

  These directors will hold office from the Effective Date until the close of business of the annual meeting of shareholders of the Corporation first following the date of this Agreement or until their successors are elected or appointed. The business and affairs of the Corporation will be managed by the directors, subject to the provisions of the Quebec Act.

  2.9 By-laws. The by-laws of the Corporation shall be the by-laws of Amalgamation Sub in effect immediately prior to the Amalgamation.

  2.10 Fiscal Year. The fiscal year of the Corporation shall end on      31 of
each year.

  2.11 Officers. Until changed by the directors or until their successors are appointed, from the Effective Date the officers of the Corporation will be as follows:

     Name               Office
     ----               ------
     Eric B. Herr       President
     Steve Cakebread    Vice-President
     Marcia K. Sterling Secretary

  2.12 Auditors. From the Effective Date until the close of business of the annual meeting of shareholders of the Corporation first following the date of this Agreement, the auditors of the Corporation will be Ernst & Young, Chartered Accountants, unless such auditors resign or are removed.

                                   ARTICLE 3

                      Issuance of Shares on Amalgamation

  3.1 Upon the Amalgamation:

    (a) each holder of Amalgamation Sub Common Shares outstanding immediately prior to the Amalgamation will receive one fully paid and non-assessable Class A Share for each Amalgamation Sub Common Share held and the name of each holder thereof shall be added to the register of holders of Class A Shares accordingly and each certificate representing such Amalgamation Sub Common Shares shall continue to evidence ownership of Class A Shares;

    (b) each holder of Autodesk Quebec Common Shares outstanding immediately prior to the Amalgamation will receive one fully paid and non-assessable Class C Share for each Autodesk Quebec Common Share held and the name of each holder thereof shall be added to the register of holders of Class C Shares accordingly and each certificate representing such Autodesk Quebec Common Shares shall continue to evidence ownership of Class C Shares; and

    (c) each holder of Company Common Shares outstanding immediately prior to the Amalgamation will receive one fully paid and non-assessable Class B Share for each Company Common Share held and the name of each holder thereof shall be added to the register of holders of Class B Shares accordingly and each certificate representing Company Common Shares shall continue to evidence ownership of Class B Shares.

                                   ARTICLE 4

                                 Share Capital

  4.1 Share Capital. For purposes of the Quebec Act and the Income Tax Act (Canada):

    (a) the issued and paid-up share capital account of the Class A Shares issued in connection with the Amalgamation will be $100.00;

    (b) the issued and paid-up share capital account of the Class B Shares issued in connection with the Amalgamation will be the aggregate sum of the aggregate issued and paid-up capital account of all of the outstanding shares of all classes of Amalgamation Sub, Autodesk Quebec and the Company for purposes of the Income Tax Act (Canada) determined immediately before the Amalgamation, minus the amount of issued and paid-up share capital accounts of the Class A Shares and the Class C Shares; and

    (c) the issued and paid up share capital account of the Class C Shares issued on the Amalgamation will be equal to the sum of $100.00.

                                   ARTICLE 5

                      Certificates and Fractional Shares

  5.1 Share Certificates. No certificates will be issued in respect of the Class B Shares upon the Amalgamation and, until certificates are issued representing Parent Common Shares or Exchangeable Shares upon (i) the retraction of the Class B Shares for Exchangeable Shares or (ii) the subsequent conversion of the Class B Shares into Class E Shares and Class F Shares, the redemption of Class E Shares and Class F Shares by the Corporation for Parent Common Shares or the purchase by Dutchco of the Class E Shares and the Class F Shares in accordance with their terms, as the case may be, in exchange for certificates which immediately prior to the Effective Date represented Company Common Shares, all Class B Shares, Class E Shares and Class F Shares will be evidenced by certificates representing Company Common Shares.

  5.2 Failure to Deposit Certificates Representing Company Common Shares. Any certificate representing Company Common Shares not deposited with all other necessary documents prior to the seventh anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature against the Corporation or Parent, as the case may be. On such date, the Exchangeable Shares or the Parent Common Shares, as the case may be, to which the former registered holder of such certificate was entitled shall be deemed to have been surrendered to the Corporation or Parent together with all dividends, distributions and interests held for such former registered holder.

                                   ARTICLE 6

                                   Amendment

  6.1 Amendment

    (a) The Company, Autodesk Quebec and Amalgamation Sub reserve the right to amend, modify and/or supplement this Agreement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document which is (i) agreed to by the Amalgamating Companies and by Parent and Dutchco pursuant to the Combination Agreement and (ii) communicated to holders of Company Common Shares (if so required).

    (b) Any amendment, modification or supplement to this Agreement may be proposed by the Company any time prior to or at the Company Meeting (provided that Parent and Dutchco shall have previously consented thereto unless otherwise permitted by the Combination Agreement) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Company Meeting, shall become part of the Amalgamation for all purposes.

                                   ARTICLE 7

                   Conditions Precedent to the Amalgamation

  7.1 The respective obligations of the parties to this Agreement to consummate the transactions contemplated hereby and, in particular, the Amalgamation, are subject to the satisfaction of the following conditions, any of which may be waived by the mutual consent of such parties without prejudice to the right to rely on any other of such conditions:

    (a) the holders of the Company Common Shares shall have confirmed Special By-Law 1998-1, in accordance with the Quebec Act, and the holder of the Autodesk Quebec Common Shares and the holder of the Amalgamation Sub Common Shares shall have confirmed a similar special by-law providing for the Amalgamation;

    (b) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and the Combination Agreement;

    (c) all necessary corporate action on the part of the Amalgamating Companies to authorize the consummation of the transactions contemplated by this Agreement shall be complete and effective; and

    (d) all conditions set forth in the Combination Agreement shall have been satisfied or waived.

                                   ARTICLE 8

                                Implementation

  8.1 Implementation.

    (a) Any director of each of the Amalgamating Companies be and is hereby authorized to execute and file articles on behalf of such director's company giving effect to the Amalgamation and to execute and deliver all other documents and to do all such other acts and things necessary or desirable to give effect to the Amalgamation.

    (b) The Directors of the Company are hereby authorized, if they deem appropriate in their sole discretion, to revoke the Special By-Law 1998-1 and to not proceed with the Amalgamation without further approval of the shareholders.

  8.2 Effect of Amalgamation. From the date shown on the Certificate of Amalgamation, each of the Amalgamating Companies shall continue their existence as one and the same company and the Corporation shall possess all of the property, rights and assets of the Amalgamating Companies and shall be liable for all of the liabilities and obligations of the Amalgamating Companies by operation of law.

  8.3 Filing of Documents. Subject to the satisfaction or waiver of all conditions precedent set out in Section 7.1 of this Agreement, the Amalgamation will be effected by filing, on or prior to December 31, 1998 or such later date as may be permitted by section 7.1(b) of the Combination Agreement as the directors of each of the Amalgamating Companies may determine, of the Articles of Amalgamation as provided under the Quebec Act together with any and all documents required by the Quebec Act and the regulations thereunder.

  8.4 Termination. This Agreement may, at any time prior to the issuance of a Certificate of Amalgamation, be terminated by the parties hereto if the conditions precedent set out in Section 7.1 cannot be met. Notwithstanding this Agreement, this Agreement shall terminate if a Certificate of Amalgamation has not been issued on or prior to December 31, 1998 or such later date as may be permitted under the Combination Agreement.

  8.5 Existing Agreement Terminated. This Agreement amends and restates in its entirety the Original Agreement and Existing Agreement. Accordingly, upon the execution and delivery hereof by the parties, the Original Agreement and Existing Agreement shall be terminated in all respects and be of no further force or effect.

  8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

  8.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement relating to the Amalgamation and supersedes all prior agreements and understandings, oral and written, between such parties with respect to the subject matter hereof.

  8.8 English Language. The parties hereto confirm that it is their wish that this Agreement as well as all other documents relating hereto be drawn upon in English only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents s'y rattachant soient rediges en anglais seulement.

  8.9 Guarantee. Autodesk, by its intervention hereto, hereby unconditionally and irrevocably guarantees the full and punctual performance of the Corporation's and Dutchco's obligations hereunder and under the Articles of Amalgamation of the Corporation.

  IN WITNESS WHEREOF the parties have executed this Agreement.

Discreet Logic Inc.

                                          9066-9054 Quebec Inc.

By:  /s/ Francois Plamondon               By:  /s/ Marcia K. Sterling
 -------------------------------            -------------------------------
  Francois Plamondon                        Marcia K. Sterling
  Executive Vice President, Chief           Secretary
  Financial Officer and Secretary

                                          I have the authority to bind the
                                          company


                                          Autodesk, Inc. (As Intervenant)

I have the authority to bind the company

9066-9771 Quebec Inc.

By:  /s/ Marcia K. Sterling               By:  /s/ Carol A. Bartz
 -------------------------------            -------------------------------
  Marcia K. Sterling                        Carol A. Bartz
  Secretary                                 Chairman of the Board and Chief
                                            Executive Officer

I have the authority to bind the company

                                          I have the authority to bind the
                                          corporation

                                  APPENDIX A

                               SHARE PROVISIONS

Definitions.

  For the purposes of these share provisions, except as otherwise indicated:

  "Amalgamation" means the amalgamation of Discreet Logic Inc., 9066-9854 Quebec Inc., and 9066-9771 Quebec Inc. under the Quebec Act.

  "Board of Directors" means the Board of Directors of the Corporation.

  "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of San Francisco, California and Montreal, Quebec.

  "Certificate of Amalgamation" means the certificate of amalgamation to be issued to the Corporation by the Inspector General of Financial Institutions under the Quebec Act in respect of the Amalgamation.

  "Class A Shares" means the Class A voting common shares in the share capital of the Corporation.

  "Class B Conversion Time" has the meaning ascribed thereto in Section 5.1 of the provisions attaching to the Class B Shares.

  "Class B Retraction Time" has the meaning ascribed thereto in Section 4.1 of the provisions attaching to the Class B Shares.

  "Class B Shares" means the Class B non-voting common shares in the share capital of the Corporation.

  "Class C Shares" means the Class C non-voting preferred shares in the share capital of the Corporation.

  "Class D Redemption Date" has the meaning ascribed thereto in Section 4.2 of the provisions attaching to the Class D Shares.

  "Class D Redemption Price" has the meaning ascribed thereto in Section 4.1 of the provisions attaching to the Class D Shares.

  "Class D Shares" means the Class D non-voting preferred shares in the share capital of the Corporation.

  "Class E Redemption Call Purchase Price" has the meaning ascribed thereto in
Section 4.3 of the provisions attaching to the Class E Shares.

  "Class E Redemption Call Right" has the meaning ascribed thereto in Section
4.3 of the provisions attaching to the Class E Shares.

  "Class E Redemption Price" has the meaning ascribed thereto in Section 4.1 of the provisions attaching to the Class E Shares.

  "Class E Redemption Time" has the meaning ascribed thereto in Section 4.1 of the provisions attaching to the Class E Shares.

  "Class E Shares" means the Class E voting common shares in the share capital of the Corporation.

  "Class F Redemption Call Purchase Price" has the meaning ascribed thereto in
Section 4.3 of the provisions attaching to the Class F Shares.

  "Class F Redemption Call Right" has the meaning ascribed thereto in Section
4.3 of the provisions attaching to the Class F Shares.

  "Class F Redemption Price" has the meaning ascribed thereto in Section 4.1 of the provisions attaching to the Class F Shares.

  "Class F Redemption Time" has the meaning ascribed thereto in Section 4.1 of the provisions attaching to the Class F Shares.

  "Class F Shares" means the Class F non-voting common shares in the share capital of the Corporation.

  "Company" means Discreet Logic Inc., a predecessor to the Corporation.

  "Company Common Shares" means the common shares of the Company.

  "Company Meeting" means the special general meeting of the shareholders of the Company to be held to consider the Amalgamation.

  "Corporation" means the company resulting from the Amalgamation.

  "Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares on Nasdaq on each of the thirty (30) consecutive trading days ending not more than five trading days before such date, or, if the Parent Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors of the Corporation for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

  "Dutchco" means Autodesk Development B.V., a corporation subsisting under the laws of The Netherlands or, where applicable, such other subsidiary of Autodesk or Dutchco to which Dutchco has assigned some or all of its rights under the Combination Agreement.

  "Effective Date" means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

  "Effective Time" means 4:28 p.m. (Montreal time) on the Effective Date.

  "Election Deadline" has the meaning ascribed thereto in section 4.1 of the provisions attaching to the Class B Shares.

  "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as set forth herein.

  "Exchangeable Shares" means the exchangeable non-voting shares in the share capital of the Corporation.

  "Maximum Number" means the number that is equal to 19.99% of the number of Company Common Shares outstanding immediately prior to the Amalgamation multiplied by 0.33.

  "Nasdaq" means the Nasdaq National Market.

  "Parent" means Autodesk, Inc., a body corporate existing under the laws of the State of Delaware.

  "Parent Common Shares" means the common shares in the share capital of Parent.

  "Quebec Act" means the Companies Act (Quebec), as amended.

  "Transfer Agent" means The Trust Company of Bank of Montreal or such other entity as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

                    PROVISIONS ATTACHING TO CLASS A SHARES

  The Class A voting common shares in the share capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  1 Dividends

  1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class A Shares with respect to priority in the payment of dividends, the holders of Class A Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A Shares shall be declared and paid in equal amounts per share on all Class A Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the Class A Shares without declaring dividends on any of the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares or the Exchangeable Shares.

  2 Dissolution

  2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares in the capital of the Corporation, the Class D Shares, the Class C Shares and to any other shares ranking senior to the Class A Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up of the Corporation, the holders of the Class A Shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class B Shares, the Class E Shares and the Class F Shares.

  3 Voting Rights

  3.1 The holders of the Class A Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and, together with the holders of Class E Shares, shall have one vote for each share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

  4 Amendment and Approval

  4.1 The rights, privileges, restrictions and conditions attaching to the Class A Shares may be added to, changed or removed but only with the approval of the holders of the Class A Shares given as hereinafter specified, and any other approval required by law.

  4.2 Any approval given by the holders of the Class A Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class A Shares or any other matter requiring the approval or consent of the holders of the Class A Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class A Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class A Shares duly called and held at which the holders of at least 50% of the outstanding Class A Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class A Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class A Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class A Shares.

                    PROVISIONS ATTACHING TO CLASS B SHARES

  The Class B non-voting common shares in the share capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  1 Dividends

  1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class B Shares with respect to priority in the payment of dividends, the holders of Class B Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class B Shares shall be declared and paid in equal amounts per share on all Class B Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the Class B Shares without declaring dividends on any of the Class A Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares or the Exchangeable Shares.

  2 Dissolution

  2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares in the share capital of the Corporation, the Class D Shares and the Class C Shares and to any other shares ranking senior to the Class B Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class B Shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class A Shares, the Class E Shares and the Class F Shares.

  3 Voting Rights

  3.1 Except where specifically provided by the Quebec Act, the holders of the Class B Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation, but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation.

  4 Retraction

  4.1 A holder of Class B Shares shall be entitled immediately following the Effective Time (the "Class B Retraction Time"), subject to applicable law and otherwise upon compliance with and subject to the provisions of this Section 4, to require the Corporation to redeem all or any number of the Class B Shares registered in the name of such holder for an amount per share equal to the Current Market Price of 0.33 of one Parent Common Share on the last Business Day prior to the Class B Retraction Time, which shall be satisfied in full by the Corporation causing to be delivered to such holder 0.33 of one Exchangeable Share for each Class B Share presented and surrendered by the holder (the "Class B Retraction Price"). To effect such redemption, the holder shall no later than 4:29 p.m. (Montreal time) on the Effective Date (the "Election Deadline") present and surrender at the head office of the Company acting on behalf of the Corporation or the Corporation or at any office of the Transfer Agent or such other place as may be specified by the Corporation by notice to the holders of the Company's Common Shares (on behalf of the holders of the Class B Shares) the certificate or certificates representing the Class B Shares which the holder desires to have the Corporation redeem (evidenced by the certificate or certificates representing the Company's Common Shares which, as a result of the Amalgamation, represent such Class B Shares), together with such other documents and instruments as may be required to effect a transfer of Class B Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Class B Retraction Request") in such form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Class B Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation.

  4.2 Upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 4.1 hereof of a certificate or certificates representing the number of Class B Shares which the holder desires to have the Corporation redeem, together with the documents and instruments contemplated by Section
4.1 (including a Class B Retraction Request), and provided that the Class B Retraction Request is not revoked by the holder in the manner specified in
Section 4.6 hereof, the Corporation shall redeem the Retracted Shares effective at the Class B Retraction Time and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Class B Shares represented by any certificate are redeemed, the balance of shares represented by such certificate shall be governed by the provisions of Section 5.1 of these share provisions relating to the Class B Shares.

  4.3 The Corporation shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Class B Shares or at the address specified in the holder's Class B Retraction Request or by holding for pick up by the holder at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Class B Shares, certificates representing the Exchangeable Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Class B Retraction Price and such delivery of such certificates on behalf of the Corporation or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Class B Retraction Price to the extent that the same is represented by such share certificates. All Class B Shares which have been so retracted shall be cancelled.

  4.4 As of the Class B Retraction Time, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Class B Retraction Price.

  4.5 Notwithstanding any other provision of this Section 4, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares (i) would be contrary to solvency requirements or other provisions of applicable law or (ii) would cause the aggregate number of Exchangeable Shares issuable on retraction to exceed the Maximum Number. If the Corporation believes that at the Class B Retraction Time it would not be permitted by the foregoing to redeem the Retracted Shares tendered for redemption on such date, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Class B Retraction Request to the extent of the maximum number of shares that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions or the maximum number of Exchangeable Shares as would not exceed the Maximum Number and shall notify the holder immediately following the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law or would cause the Exchangeable Shares to be issued to exceed the Maximum Number, the Corporation shall redeem Retracted Shares in accordance with Section 4.2 of these share provisions on a pro rata basis.

  4.6 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation at the head office of the Company on behalf of the Corporation or of the Corporation, not less than two Business Days immediately preceding the Class B Retraction Time, withdraw its Class B Retraction Request in which event such Class B Retraction Request shall be null and void.

  4.7 No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.3 hereof and no dividend, stock split or other change in the capital structure of Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Parent. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share will receive from the Corporation an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of
(i) such fraction, multiplied by (ii) the average of the closing price for the Parent Common Shares on Nasdaq as of each of the thirty (30) consecutive trading days immediately preceding the Effective Date as quoted in The Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on Nasdaq and on which trading in Parent Common Shares has occurred.

  4.8 In the event of a transfer of ownership of Company Common Shares in respect of which a Class B Retraction Request has been duly made prior to the Class B Retraction Time but which is not registered in the transfer records of the Company prior to the Effective Date, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such Company Common Shares is presented to the Transfer Agent, together with a Class B Retraction Request executed by the transferee accompanied by all documents required to evidence and effect such transfer.

  4.9 In the event any certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted pursuant to the Amalgamation into Class B Shares and subsequently retracted by the holder pursuant to the Class B Share provisions shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares deliverable in respect thereof as determined in accordance with this Section 4. When authorizing such issuance in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, at the discretion of the Corporation, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation in such sum as the Corporation may direct or otherwise indemnify the Corporation in a manner satisfactory to the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

  4.10 A Class B Retraction Request executed by a holder of Company Common Shares in respect of Class B Shares to be issued upon the Amalgamation shall be deemed for all purposes to constitute a good and valid Class B Retraction Request executed by a holder of Class B Shares. Any notice by the Company to a holder of Company Common Shares in respect of Class B Shares to be issued upon the Amalgamation shall be deemed for all purposes to constitute good and valid notice by the Corporation to the holders of Class B Shares. Any notice by a holder of Company Common Shares to the Company in respect of Class B Shares to be issued upon the Amalgamation shall be deemed for all purposes of these share provisions to constitute good and valid notice by a holder of Class B Shares to the Corporation.

  5 Automatic Conversion of Class B Shares

  5.1 Immediately following the Class B Retraction Time (the "Class B Conversion Time") each Class B Share then outstanding shall, automatically and without any further action required on the part of either the Corporation or the holder of the Class B Share, be converted into a unit consisting of one fully paid and non- assessable Class E Share and one fully paid and non-assessable Class F Share whereupon each such Class B

Share will be cancelled, and the name of each holder thereof shall be removed from the register of holders of Class B Shares and added to the registers of holders of Class E Shares and Class F Shares accordingly.

  5.2 No certificates shall be issued by the Corporation representing the Class E Shares and the Class F Shares. The certificates representing the Class B Shares shall continue to represent an equal number of Class E and Class F Shares. On and after the Class B Conversion Time, the holders of the Class B Shares so converted shall cease to be holders of such Class B Shares and shall not be entitled to exercise any of the rights of holders in respect thereof.

  6 Amendment and Approval

  6.1 The rights, privileges, restrictions and conditions attaching to the Class B Shares may be added to, changed or removed but only with the approval of the holders of the Class B Shares given as hereinafter specified, and any other approval required by law.

  6.2 Any approval given by the holders of the Class B Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class B Shares or any other matter requiring the approval or consent of the holders of the Class B Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class B Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class B Shares duly called and held at which the holders of at least 50% of the outstanding Class B Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class B Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class B Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class B Shares.

                    PROVISIONS ATTACHING TO CLASS C SHARES

  The Class C non-voting preferred shares in the share capital of the Corporation (the "Class C Shares") shall have attached thereto the following rights, privileges, restrictions and conditions:

  1 Dividends

  1.1 The holders of Class C Shares shall be entitled to receive and the Corporation shall pay to them, always in preference and priority to any payment of dividends on the Class A Shares, the Class B Shares, the Class E Shares and the Class F Shares of the Corporation and any other shares of the Corporation ranking junior to the Class C Shares, but subject to the prior rights of the holders of the Exchangeable Shares and Class D Shares, as and when declared by the board of directors of the Corporation out of monies of the Corporation properly applicable to the payment of dividends, annual fixed, preferential, non-cumulative cash dividends in an amount per share equal to $60,000 divided by the number of Class C Shares outstanding payable annually.

  2 Dissolution

  2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and the Class D Shares and to any other shares ranking senior to the Class C Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class C Shares shall be entitled to receive an amount per share equal to the fair market value of all the issued and outstanding shares of 9066-9854 Quebec

Inc. divided by the number of Class C Shares outstanding immediately prior to the Amalgamation and no more, in priority to the rights of the holders of the Class E Shares, the Class F Shares, the Class A Shares and the Class B Shares.

  3 Voting Rights

  3.1 Except where specifically provided by the Quebec Act, the holders of the Class C Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation, but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation.

  4 Amendment and Approval

  4.1 The rights, privileges, restrictions and conditions attaching to the Class C Shares may be added to, changed or removed but only with the approval of the holders of the Class C Shares given as hereinafter specified, and any other approval required by law.

  4.2 Any approval given by the holders of the Class C Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class C Shares or any other matter requiring the approval or consent of the holders of the Class C Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class C Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class C Shares duly called and held at which the holders of at least 50% of the outstanding Class C Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class C Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class C Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class C Shares.

                    PROVISIONS ATTACHING TO CLASS D SHARES

  The Class D non-voting preferred shares in the share capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  1 Dividends

  1.1 The holders of Class D Shares shall be entitled to receive and the Corporation shall pay to them, always in preference and priority to any payment of dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class E Shares and the Class F Shares of the Corporation and any other shares of the Corporation ranking junior to the Class D Shares, as and when declared by the board of directors of the Corporation out of monies of the Corporation properly applicable to the payment of dividends, fixed, preferential, cumulative cash dividends at the annual rate per share of 5% of the Class D Liquidation Amount (as defined below) payable annually, by cheque of the Corporation. Such dividend on any particular Class D Share shall accrue and be cumulative from the date of issue of such Class D Share.

  2 Dissolution

  2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and to any other shares ranking senior to the Class D Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class D Shares shall be entitled to receive in the aggregate an amount per share equal to $150,000 divided by the number of issued and outstanding Class D Shares (the "Class D Liquidation Amount") and no more, in priority to the rights of the holders of the Class C Shares, the Class A Shares, the Class B Shares, the Class E Shares and the Class F Shares.

  3 Voting Rights

  3.1 Except where specifically provided by the Quebec Act, the holders of the Class D Shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation, but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation.

  4 Redemption of Class D Shares by the Corporation

  4.1 Subject to applicable law and to Section 4.1 of the Exchangeable Share Provisions, the Corporation shall be entitled at any time from and after October 31, 2028 to redeem any or all of the Class D Shares registered in the name of a holder for an amount per share equal to (a) $150,000 divided by the number of issued and outstanding Class D Shares plus (b) an additional amount equivalent to the full amount on all dividends accrued and unpaid thereon (herein collectively called the "Class D Redemption Price").

  4.2 To effect such redemption the Corporation shall, at least ten days prior to the date fixed for redemption (the "Class D Redemption Date") send to each holder of Class D Shares to be redeemed a notice in writing of the redemption by the Corporation of Class D Shares held by such holder. Such notice shall set out the Class D Redemption Price and the Class D Redemption Date. On or after the Class D Redemption Date, the Corporation shall cause to be delivered to the holders of the Class D Shares to be redeemed the Class D Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Class D Share upon presentation and surrender at the head office of the Corporation of the certificates representing such Class D Shares, together with such other documents and instruments as may be required to effect a transfer of Class D Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require. Payment of the total Class D Redemption Price for such Class D Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the head office of the Corporation of a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the Class D Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Class D Redemption Date, the holders of the Class D Shares called for redemption shall cease to be holders of such Class D Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class D Redemption Price, unless payment of the total Class D Redemption Price for such Class D Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Class D Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Class D Shares as aforesaid to deposit or cause to be deposited the total Class D Redemption Price of the Class D Shares so called for redemption, or of such of the said Class D Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Class D Redemption Date, the Class D Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class D Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Class D Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for such Class D Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions.

  5 Purchase for Cancellation

  5.1 Subject to applicable law and to Section 4.1 of the Exchangeable Share Provisions, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Class D Shares at any price by tender to all the holders of record of Class D Shares then outstanding or through the facilities of any stock exchange on which Class D Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions hereof, more Class D Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, Class D Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If part only of the Class D Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation. Subject as aforesaid, the Corporation may effect such purchase for cancellation without purchasing for cancellation shares of any other class of shares of the Corporation.

  6 Amendment and Approval

  6.1 The rights, privileges, restrictions and conditions attaching to the Class D Shares may be added to, changed or removed but only with the approval of the holders of the Class D Shares given as hereinafter specified, and any other approval required by law.

  6.2 Any approval given by the holders of the Class D Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class D Shares or any other matter requiring the approval or consent of the holders of the Class D Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class D Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class D Shares duly called and held at which the holders of at least 50% of the outstanding Class D Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class D Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class D Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class D Shares.

                    PROVISIONS ATTACHING TO CLASS E SHARES

  The Class E voting common shares in the share capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  1 Dividends

  1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class E Shares with respect to priority in the payment of dividends, the holders of Class E Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class E Shares shall be declared and paid in equal amounts per share on all Class E Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the

Class E Shares without declaring dividends on any of the Class A Shares, Class B Shares, Class C Shares, Class D Shares or Class F Shares.

  2 Dissolution

  2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares in the share capital of the Corporation, the Class D Shares, the Class C Shares and to any other shares ranking senior to the Class E Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class E Shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class A Shares, the Class B Shares and the Class F Shares.

  3 Voting Rights

  3.1 The holders of the Class E Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and, together with the holders of Class A Shares, shall have one vote for each share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

  4 Redemption of Class E Shares by the Corporation

  4.1 Subject to applicable law, and subject to the exercise by Dutchco of the Class E Redemption Call Right, the Corporation shall be entitled, immediately following the Class B Conversion Time (the "Class E Redemption Time") without notice to the holders of the Class E Shares, but with prior notice to Dutchco, to redeem the whole of the then outstanding Class E Shares for an amount per share equal to the Current Market Price of 0.165 of one Parent Common Share on the last Business Day prior to the Class E Redemption Time, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Class E Shares 0.165 of one Parent Common Share for each Class E Share held by such holder (the "Class E Redemption Price").

  4.2 At or after the Class E Redemption Time and subject to the exercise by Dutchco of the Class E Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Class E Shares to be redeemed the Class E Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Class E Share upon presentation and surrender (at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation) of the certificates representing such Class E Shares, or such other certificates of securities of any predecessor of the Corporation acceptable to the Corporation (including those representing Company Common Shares) together with such other documents and instruments as may be required to effect a transfer of Class E Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Class E Redemption Price for such Class E Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) (less any tax required to be deducted and withheld therefrom by the Corporation). At and after the Class E Redemption Time, the holders of the Class E Shares called for redemption shall cease to be holders of such Class E Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class E Redemption Price, unless payment of the total Class E Redemption Price for such Class E Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Class E Redemption Price has been paid in the manner hereinbefore provided. Subject to the exercise of the Class E Redemption Call Right, the Corporation shall have the right at any time to deposit or cause to be deposited the total Class E Redemption Price of the Class E Shares so called for redemption, or of such of the said Class E Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada or the United States. Upon the later of such deposit being made and the Class E Redemption Time, the Class E Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class E Redemption Time, as the case may be, shall be limited to receiving their proportionate part of the total Class E Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for such Class E Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Class E Redemption Price, the holders of the Class E Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them.

  4.3 Dutchco shall have the overriding right (the "Class E Redemption Call Right"), notwithstanding the proposed redemption of Class E Shares by the Corporation, to purchase from all but not less than all of the holders of Class E Shares to be redeemed at the Class E Redemption Time, all but not less than all of the Class E Shares held by each such holder on payment by Dutchco to the holder of an amount per share equal to the Current Market Price of
0.165 of one Parent Common Share on the last Business Day prior to the Class E Redemption Time which shall be satisfied in full by causing to be delivered to such holder 0.165 of one Parent Common Share (the "Class E Redemption Call Purchase Price"). In the event of the exercise of the Class E Redemption Call Right by Dutchco, each holder shall be obligated to sell all the Class E Shares held by the holder and otherwise to be redeemed to Dutchco at the Class E Redemption Time on payment by Dutchco to the holder of the Class E Redemption Call Purchase Price for each such share.

  4.4 To exercise the Class E Redemption Call Right, Dutchco must notify the Corporation of Dutchco's intention to exercise such right prior to the Class E Redemption Time (which notice may be given to the Company on behalf of the Corporation). If Dutchco exercises the Class E Redemption Call Right, Dutchco will, at the Class E Redemption Time, purchase and the holders will sell all of the Class E Shares to be redeemed for a price per share equal to the Class E Redemption Call Purchase Price. Any notice by Dutchco to the Company for and on behalf of the Corporation shall be deemed to constitute good and valid notice by Dutchco to the Corporation.

  4.5 For the purposes of completing the purchase of Class E Shares pursuant to the Class E Redemption Call Right, Dutchco shall deposit with the Transfer Agent, at or before the Class E Redemption Time, certificates representing the aggregate number of Parent Common Shares deliverable by Dutchco in payment of the total Class E Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Class E Redemption Call Purchase Price. Provided that the total Class E Redemption Call Purchase Price has been so deposited with the Transfer Agent, at and after the Class E Redemption Time the rights of each holder of Class E Shares so purchased will be limited to receiving such holder's proportionate part of the total Class E Redemption Call Purchase Price payable by Dutchco upon presentation and surrender by the holder of certificates representing the Class E Shares purchased by Dutchco from such holder and the holder shall at and after the Class E Redemption Time be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class E Shares, together with such other documents and instruments as may be required to effect a transfer of Class E Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Dutchco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of or on behalf of Dutchco payable at par and in Canadian dollars at any branch of the bankers of Dutchco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Class E Redemption Call Purchase Price. If Dutchco does not exercise the Class E Redemption Call Right in the manner described herein, at the Class E Redemption Time the holders of the Class E Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Class E Shares.

  4.6 No certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates pursuant to sections 4.2 or 4.5 hereof and no dividend, stock split or other change in the capital structure of Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Parent. In lieu of any such fractional securities, each person entitled to a fractional interest in a Parent Common Share will receive from the Corporation or Dutchco, as the case may be, an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for the Parent Common Shares on Nasdaq as of each of the thirty (30) consecutive trading days immediately preceding the Effective Date as quoted in The Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on Nasdaq and on which trading in Parent Common Shares has occurred.

  4.7 No dividends or other distributions declared or made after the Class E Redemption Time with respect to Parent Common Shares with a record date after the Class E Redemption Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Class E Redemption Time represented Class E Shares that were redeemed or purchased pursuant to these Class E Share provisions, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.6 hereof, unless and until the holder of record of such certificate shall surrender such certificate in accordance with sections 4.2 or 4.5 hereof, as the case may be. Subject to applicable law, at the time of such surrender of any such certificate there shall be paid to the record holder of the certificates representing whole Parent Common Shares without interest (i) the amount of any cash payable in lieu of a fractional Parent Common Share to which such holder is entitled pursuant to section 4.6 hereof, (ii) the amount of dividends or other distributions with a record date after the Class E Redemption Time theretofore paid with respect to such whole Parent Common Share and (iii) the amount of dividends or other distributions with a record date after the Class E Redemption Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Share.

  4.8 In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company prior to the Effective Date, a certificate representing the proper number of Parent Common Shares may be issued to a transferee if the certificate representing such Company Common Shares is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer.

  4.9 In the event any certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted to Class B Shares on the Amalgamation and subsequently converted into Class E Shares at the Class B Conversion Time shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Parent Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.6 hereof) deliverable in respect thereof as determined in accordance with sections 4.2 or 4.5 hereof. When authorizing such issuance and/or payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Parent Common Shares are to be issued shall, at the discretion of the Corporation or Dutchco, as the case may be, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation, the Affiliate or Dutchco, as the case may be, in such sum as the Corporation or Dutchco may direct or otherwise indemnify the Corporation or Dutchco in a manner satisfactory to the Corporation, the Affiliate or the Dutchco, as the case may be, against any claim that may be made against the Corporation, the Affiliate or Dutchco with respect to the certificate alleged to have been lost, stolen or destroyed.

  4.10 The Corporation and Dutchco shall be entitled to deduct and withhold from the Class E Redemption Price, the Class E Redemption Call Price payable pursuant to these Class E Share Provisions to any holder of Class E Shares such amounts as Parent, the Affiliate, Dutchco or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent any amount is required to be deducted or withheld from any payment to a holder, the Corporation or Dutchco as the case may be, are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to the Corporation or Dutchco, as the case may be, in order to enable it to comply with such deduction or withholding requirement and the Corporation or Dutchco, as the case may be, shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

  4.11 The Corporation shall not be entitled to redeem, nor shall Dutchco be entitled to purchase, any Class E Shares pursuant to this Section 4 unless at the same time the Corporation redeems or Dutchco, purchases at the same time and in the same manner all issued and outstanding Class F Shares.

  5 Purchase for Cancellation

  5.1 Subject to applicable law and to Section 4.1 of the Exchangeable Share Provisions, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Class E Shares at any price by tender to all the holders of record of Class E Shares then outstanding or through the facilities of any stock exchange on which Class E Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions hereof, more Class E Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, Class E Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Class E Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation. Subject as aforesaid, the Corporation may effect such purchase for cancellation without purchasing for cancellation shares of any other class of shares of the Corporation.

  6 Issued and Paid-Up Capital Account

  6.1 Where Class E Shares and Class F Shares are issued on a conversion of Class B Shares, the amount to be added to the issued and paid-up capital account of the Class E Shares for purposes of the Quebec Act and the paid-up capital account of the Class E Shares for purposes of the Income Tax Act (Canada) shall be equal to the aggregate of the issued and paid-up capital of such Class B Shares so converted, less $1.

  7 Amendment and Approval

  7.1 The rights, privileges, restrictions and conditions attaching to the Class E Shares may be added to, changed or removed but only with the approval of the holders of the Class E Shares given as hereinafter specified, and any other approval required by law.

  7.2 Any approval given by the holders of the Class E Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class E Shares or any other matter requiring the approval or consent of the holders of the Class E Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class E Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class E Shares duly called and held at which the holders of at least 50% of the outstanding Class E Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class E Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class E Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class E Shares.

                    PROVISIONS ATTACHING TO CLASS F SHARES

  The Class F non-voting common shares in the share capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

  1 Dividends

  1.1 Subject to the prior rights of the holders of any shares ranking senior to the Class F Shares with respect to priority in the payment of dividends, the holders of Class F Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of monies properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class F Shares shall be declared and paid in equal amounts per share on all Class F Shares at the time outstanding; and, subject as aforesaid, the board of directors of the Corporation may in their discretion declare dividends on the Class F Shares without declaring dividends on any of the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares or the Exchangeable Shares.

  2 Dissolution

  2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares, the Class D Shares and the Class C Shares and to any other shares ranking senior to the Class F Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class F Shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class A Shares, the Class B Shares and the Class E Shares.

  3 Voting Rights

  3.1 The holders of Class F Shares shall be entitled to vote separately as a class on any change of the head office of the Corporation. Each Class F Share shall carry one vote at any meeting called for such purpose. Except as aforesaid and except where specifically provided by the Quebec Act the holders of the Class F Shares shall not otherwise be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation, but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation.

  4 Redemption of Class F Shares by the Corporation

  4.1 Subject to applicable law, and subject to the exercise by Dutchco of the Class F Redemption Call Right, the Corporation shall be entitled, immediately following the Class B Conversion Time (the "Class F Redemption Time") without notice to the holders of Class F Shares, but with prior notice to Dutchco, to redeem the whole of the then outstanding Class F Shares for an amount per share equal to the Current Market Price of 0.165 of one Parent Common Share on the last Business Day prior to the Redemption Time, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Class F Shares 0.165 of one Parent Common Share for each Class F Share held by such holder (the "Class F Redemption Price").

  4.2 At or after the Class F Redemption Time and subject to the exercise by Dutchco of the Class F Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Class F Shares to be redeemed the Class F Redemption Price (less any tax required to be deducted and withheld therefrom by the

Corporation) for each such Class F Share upon presentation and surrender (at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice) of the certificates representing such Class F Shares, or such other certificates of securities or any predecessor of the Corporation acceptable to the Corporation (including those representing Company Common Shares) together with such other documents and instruments as may be required to effect a transfer of Class F Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Class F Redemption Price for such Class F Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) (less any tax required to be deducted and withheld therefrom by the Corporation). At and after the Class F Redemption Time, the holders of the Class F Shares called for redemption shall cease to be holders of such Class F Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Class F Redemption Price, unless payment of the total Class F Redemption Price for such Class F Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Class F Redemption Price has been paid in the manner hereinbefore provided. Subject to the exercise of the Class F Redemption Call Right by Dutchco, the Corporation shall have the right at any time to deposit or cause to be deposited the total Class F Redemption Price of the Class F Shares so called for redemption, or of such of the said Class F Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada or the United States. Upon the later of such deposit being made and the Class F Redemption Time, the Class F Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Class F Redemption Time, as the case may be, shall be limited to receiving their proportionate part of the total Class F Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for such Class F Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Class F Redemption Price, the holders of the Class F Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them.

  4.3 Dutchco shall have the overriding right (the "Class F Redemption Call Right"), notwithstanding the proposed redemption of Class F Shares by the Corporation, to purchase from all but not less than all of the holders of Class F Shares to be redeemed at the Class F Redemption Time, all but not less than all of the Class F Shares held by each such holder on payment by Dutchco to the holder of an amount per share equal to the Current Market Price of
0.165 of one Parent Common Share on the last Business Day prior to the Class F Redemption Time which shall be satisfied in full by causing to be delivered to such holder 0.165 of one Parent Common Share (the "Class F Redemption Call Purchase Price"). In the event of the exercise of the Class F Redemption Call Right by Dutchco, each holder shall be obligated to sell all the Class F Shares held by the holder and otherwise to be redeemed to Dutchco at the Class F Redemption Time on payment by Dutchco to the holder of the Class F Redemption Call Purchase Price for each such share.

  4.4 To exercise the Class F Redemption Call Right, Dutchco must notify the Corporation of Dutchco's intention to exercise such right prior to the Class F Redemption Time (which notice may be given to the Company on behalf of the Corporation). If Dutchco exercises the Class F Redemption Call Right, Dutchco will, at the Class F Redemption Time, purchase and the holders will sell all of the Class F Shares to be redeemed for a price per share equal to the Class F Redemption Call Purchase Price. Any notice by Dutchco to the Company for and on behalf of the Corporation shall be deemed to constitute good and valid notice by Dutchco to the Corporation.

  4.5 For the purposes of completing the purchase of Class F Shares pursuant to the Class F Redemption Call Right, Dutchco shall deposit with the Transfer Agent, at or before the Class F Redemption Time, certificates representing the aggregate number of Parent Common Shares deliverable by Dutchco in payment of the total Class F Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Class F Redemption Call Purchase Price. Provided that the total Class F Redemption Call Purchase Price has been so deposited with the Transfer Agent, at and after the Class F Redemption Time the rights of each holder of Class F Shares so purchased will be limited to receiving such holder's proportionate part of the total Class F Redemption Call Purchase Price payable by Dutchco upon presentation and surrender by the holder of certificates representing the Class F Shares purchased by Dutchco from such holder and the holder shall at and after the Class F Redemption Time be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Class F Shares, together with such other documents and instruments as may be required to effect a transfer of Class F Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Dutchco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of or on behalf of Dutchco payable at par and in Canadian dollars at any branch of the bankers of Dutchco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Class F Redemption Call Purchase Price. If Dutchco does not exercise the Class F Redemption Call Right in the manner described herein, at the Class F Redemption Time the holders of the Class F Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Class F Shares.

  4.6 No certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates pursuant to sections 4.2 or 4.5 hereof and no dividend, stock split or other change in the capital structure of Parent shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Parent. In lieu of any such fractional securities, each person entitled to a fractional interest in a Parent Common Share will receive from the Corporation or Dutchco as the case may be, an amount in cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for the Parent Common Shares on Nasdaq as of each of the thirty (30) consecutive trading days immediately preceding the Effective Date as quoted in The Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on Nasdaq and on which trading in Parent Common Shares has occurred.

  4.7 No dividends or other distributions declared or made after the Class F Redemption Time with respect to Parent Common Shares with a record date after the Class F Redemption Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Class F Redemption Date represented Class F Shares that were redeemed or purchased pursuant to these Class F Share provisions, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.6 hereof, unless and until the holder of record of such certificate shall surrender such certificate in accordance with sections 4.2 or 4.5 hereof, as the case may be. Subject to applicable law, at the time of such surrender of any such certificate there shall be paid to the record holder of the certificates representing whole Parent Common Shares without interest (i) the amount of any cash payable in lieu of a fractional Parent Common Share to which such holder is entitled pursuant to section 4.6 hereof, (ii) the amount of dividends or other distributions with a record date after the Class F Redemption Time theretofore paid with respect to such whole Parent Common Share and (iii) the amount of dividends or other distributions with a record date after the Class F Redemption Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Share.

  4.8 In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company prior to the Effective Date, a certificate representing the proper number of Parent Common Shares may be issued to a transferee if the certificate representing such Company Common Shares is presented to the Transfer Agent, accompanied by all documents required to evidence and effect such transfer.

  4.9 In the event any certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were converted to Class B Shares on the Amalgamation and subsequently converted into Class F Shares at the Class B Conversion Time shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Parent Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.6 hereof) deliverable in respect thereof as determined in accordance with sections 4.2 or 4.5 hereof. When authorizing such issuance and/or payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Parent Common Shares are to be issued shall, at the discretion of the Corporation or Dutchco, as the case may be, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation or Dutchco, as the case may be, in such sum as the Corporation or Dutchco may direct or otherwise indemnify the Corporation or Dutchco in a manner satisfactory to the Corporation or the Dutchco, as the case may be, against any claim that may be made against the Corporation or Dutchco with respect to the certificate alleged to have been lost, stolen or destroyed.

  4.10 The Corporation and Dutchco shall be entitled to deduct and withhold from the Class F Redemption Price or the Class F Redemption Call Price, as the case may be, payable pursuant to these Class F Share Provisions to any holder of Class F Shares such amounts as Parent, Dutchco or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent any amount is required to be deducted or withheld from any payment to a holder, the Corporation, the Affiliate or Dutchco, as the case may be, are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to the Corporation, the Affiliate or Dutchco, as the case may be, in order to enable it to comply with such deduction or withholding requirement and the Corporation, the Affiliate or Dutchco, as the case may be shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

  4.11 The Corporation shall not be entitled to redeem, nor shall Dutchco or the Affiliate, as the case may be, be entitled to purchase, any Class F Shares pursuant to this Section 4 unless at the same time the Corporation redeems or Dutchco or the Affiliate, as the case may be, purchases at the same time and in the same manner all issued and outstanding Class E Shares.

  5 Issued and Paid-Up Capital Account

  5.1 Where Class E Shares and Class F Shares are issued on a conversion of Class B Shares, the amount to be added to the issued and paid-up capital account of the Class F Shares for purposes of the Quebec Act and the paid-up capital account of the Class F Shares for purposes of the Income Tax Act (Canada) shall be $1.

  6 Amendment and Approval

  6.1 The rights, privileges, restrictions and conditions attaching to the Class F Shares may be added to, changed or removed but only with the approval of the holders of the Class F Shares given as hereinafter specified, and any other approval required by law.

  6.2 Any approval given by the holders of the Class F Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Class F Shares or any other matter requiring the approval or consent of the holders of the Class F Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by written resolution signed by all holders of Class F Shares or by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Class F Shares duly called and held at which the holders of at least 50% of the outstanding Class F Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Class F Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Class F Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Class F Shares.

                  PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

  The exchangeable non-voting shares in the share capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1

                                Interpretation

  1.1 For the purposes of these Exchangeable Share Provisions:

  "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that any former directors, executive officers or principal shareholders of the Company who may be deemed to be an affiliate of Parent after the Effective Date, shall not be considered an "Affiliate" for purposes of these share provisions.

  "Amalgamation" means the amalgamation of Discreet Logic Inc., 9066-9854 Quebec Inc., and 9066-9771 Quebec Inc. under the Quebec Act.

  "Automatic Redemption" has the meaning ascribed thereto in section 7.1 of these share provisions.

  "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be eleven years from the Effective Date (as defined in the Amalgamation Agreement) unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors provided at least 60 days' prior written notice of any such extension is given to the registered holders of the Exchangeable Shares or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 250,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Parent and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), provided at least 60 days' prior written notice of any such extension or acceleration, as the case may be, is given to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 5% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

  "Board of Directors" means the Board of Directors of the Corporation.

  "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of San Francisco, California and Montreal, Quebec.

  "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

  "Certificate of Amalgamation" means the certificate of amalgamation to be issued to the Corporation by the Inspector General of Financial Institutions under the Quebec Act in respect of the Amalgamation.

  "Class A Shares" mean the Class A voting common shares in the share capital of the Corporation.

  "Class B Shares" means the Class B non-voting common shares in the share capital of the Corporation.

  "Class C Shares" means the Class C non-voting preferred shares in the share capital of the Corporation.

  "Class D Shares" means the Class D non-voting preferred shares in the share capital of the Corporation.

  "Class E Shares" means the Class E voting common shares in the share capital of the Corporation.

  "Class F Shares" means the Class F non-voting common shares in the share capital of the Corporation.

  "Corporation" means the company resulting from the Amalgamation.

  "Current Market Price" means, in respect of a Parent Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Parent Common Shares on Nasdaq on each of the thirty (30) consecutive trading days ending not more than five trading days before such date, or, if the Parent Common Shares are not then quoted on Nasdaq, on such other stock exchange or automated quotation system on which the Parent Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if there is no public distribution or trading activity of Parent Common Shares during such period, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

  "Dutchco" means Autodesk Development B.V., a corporation subsisting under the laws of The Netherlands or such other Affiliate of Autodesk to which Dutchco has assigned its rights under the Voting and Exchange Trust Agreement.

  "Effective Date" means the date of the Amalgamation as set forth in the Certificate of Amalgamation.

  "Exchange Act" has the meaning ascribed thereto in Section 7.1 of these share provisions.

  "Exchangeable Shares" mean the exchangeable non-voting shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

  "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions.

  "Liquidation Call Purchase Price" has the meaning ascribed thereto in
Section 5.4 of these share provisions.

  "Liquidation Call Right" has the meaning ascribed thereto in Section 5.4 of these share provisions.

  "Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.

  "Nasdaq" means the Nasdaq National Market.

  "Parent" means Autodesk, Inc., a body corporate existing under the laws of the State of Delaware.

  "Parent (Dutchco) Call Notice" has the meaning ascribed thereto in Section
6.3 of these share provisions.

  "Parent Common Shares" mean the common shares in the share capital of Parent.

  "Parent Dividend Declaration Date" means the date on which the Board of Directors of Parent declares any dividend on the Parent Common Shares.

  "Parent Special Share" means the one share of Series B Preferred Stock of Parent with a par value of U.S.$0.01 and having voting rights at meetings of holders of Parent Common Shares equal to that number of votes equal to the number of votes that the Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Parent and its Affiliates) would be entitled to if exchanged for Parent Common Shares, to be issued to and voted by the Trustee pursuant to the Voting and Exchange Trust Agreement.

  "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions.

  "Quebec Act" means the Companies Act (Quebec), as amended.

  "Record Holders" has the meaning ascribed thereto in Section 7.1 of these share provisions.

  "Redemption Call Right" has the meaning ascribed thereto in Section 7.3 of these share provisions.

  "Redemption Call Purchase Price" has the meaning ascribed thereto in Section
7.1 of these share provisions.

  "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions.

  "Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions.

  "Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions.

  "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

  "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

  "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions.

  "Section 12(g) Redemption" has the meaning ascribed thereto in Section 7.1.

  "Support Agreement" means the Support Agreement between Parent, Dutchco and the Corporation, made on or about the Effective Date.

  "Transfer Agent" means Harris Trust and Savings Bank or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

  "Trustee" means Montreal Trust Company of Canada, a trust company existing under the laws of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

  "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement between Parent, Dutchco, the Corporation and the Trustee, made on or about the Effective Date.

                                   ARTICLE 2

                        Ranking of Exchangeable Shares

  2.1 The Exchangeable Shares shall be entitled to a preference over the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares and the Class F Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3

                                   Dividends

  3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Parent Dividend Declaration Date of the cash dividend declared on each Parent Common Share or (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share or (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend on each Parent Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation. Any dividend which should have been declared on the Exchangeable Shares pursuant to this
Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Corporation as soon as payment of such dividend is permitted by such law on a subsequent date or dates determined by the Board of Directors.

  3.2 Cheques of the Corporation or any dividend paying agent appointed by the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

  3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

  3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                   ARTICLE 4

                             Certain Restrictions

  4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in
Section 10.2 of these share provisions:

    (a) pay any dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

    (b) redeem, retract or purchase or make any capital distribution in respect of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares and Class F Shares or any other shares ranking junior to the Exchangeable Shares;

    (c) redeem or purchase any other shares of the Corporation ranking equally with or junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

    (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with respect to the payment of dividends or on any liquidation distribution, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or as contemplated by the Support Agreement.

  The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared following the initial date of issue of Exchangeable Shares on the Parent Common Shares shall have been declared on the Exchangeable Shares and paid in full.

                                   ARTICLE 5

                          Distribution on Liquidation

  5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions (collectively the "Liquidation Amount", provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Amount shall not include such additional amount equivalent to such dividends).

  5.2 On or promptly after the Liquidation Date, and subject to the exercise by Dutchco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions, comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and the Corporation shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

  5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares, the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

  5.4 Dutchco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Dutchco of an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Parent Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions

(collectively the "Liquidation Call Purchase Price", provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Liquidation Call Right by Dutchco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Dutchco on the Liquidation Date on payment by Dutchco to the holder of the Liquidation Call Purchase Price for each such share.

  5.5 To exercise the Liquidation Call Right, Dutchco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of Dutchco's intention to exercise such right at least sixty days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Dutchco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Dutchco. If Dutchco exercises the Liquidation Call Right, on the Liquidation Date, Dutchco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

  5.6 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Dutchco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by Dutchco in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Dutchco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Dutchco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Dutchco payable at par and in Canadian dollars at any branch of the bankers of Dutchco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Dutchco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to this Article 5.

                                   ARTICLE 6

                  Retraction of Exchangeable Shares by Holder

  6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to applicable law and the exercise by Dutchco of the Retraction Call Right (as defined in subsection (c) below) and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions (collectively the "Retraction Price", provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to such dividends). To effect such redemption, the holder shall present and surrender at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in such form as may be acceptable to the
Corporation:

    (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

    (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than three Business Days nor more than ten Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

    (c) acknowledging the overriding right (the "Retraction Call Right") of Dutchco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Dutchco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

  6.2 Subject to the exercise by Dutchco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Dutchco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

  6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Dutchco and Parent thereof. In order to exercise the Retraction Call Right, Parent or Dutchco must notify the Corporation in writing of Dutchco's determination to do so (the "Parent (Dutchco) Call Notice") within two Business Days of notification to Parent and Dutchco by the Corporation of the receipt by the Corporation of the Retraction Request. If the Parent or Dutchco does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Dutchco will not exercise the Retraction Call Right. If Parent or Dutchco delivers the Parent (Dutchco) Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Dutchco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Dutchco shall purchase from such holder and such holder shall sell to Dutchco on the Retraction Date, the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Dutchco shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Parent Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither Parent nor Dutchco delivers a

Parent (Dutchco) Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

  6.4 The Corporation or Dutchco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of Dutchco payable at par and in Canadian dollars at any branch of the bankers of Dutchco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or by Dutchco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (less any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation or Dutchco, as the case may be, is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

  6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Dutchco shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

  6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Dutchco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the

Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to
Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 hereof, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Dutchco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Dutchco to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

  6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Dutchco shall be deemed to have been revoked.

                                   ARTICLE 7

             Redemption of Exchangeable Shares by the Corporation

  7.1 Subject to applicable law, and subject to the exercise by Dutchco of the Redemption Call Right, (a) the Corporation shall on the Automatic Redemption Date redeem (the "Automatic Redemption") the whole of the then outstanding Exchangeable Shares for an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, plus (ii) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions (collectively the "Redemption Price", provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Price shall not include such additional amount equivalent to such dividends), and (b) the Corporation may, at any time when the Corporation reasonably determines that Exchangeable Shares are "held of record" (as such term is defined in Rule 12g5-1 promulgated under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")) by
500 or more persons ("Record Holders"), redeem (a "Section 12(g) Redemption") that portion of the then outstanding Exchangeable Shares held by that number of Record Holders equal to the difference of (A) the total number of Record Holders and (B) 499, or such smaller number that the Corporation reasonably determines is necessary to take the position that it need not register the Exchangeable Shares pursuant to Section 12(g) of the Exchange Act, the identity of such Record Holders to be determined by the Corporation by lot or other fair method of random determination, for an amount per share equal to the Redemption Price.

  7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date (in the case of the Automatic Redemption), or at least 30 days before the date of a Section 12(g) Redemption (a "Section 12(g) Redemption Date"; the Automatic Redemption Date or a Section 12(g) Redemption Date, as applicable, being referred to in this Section 7.2 as a "Redemption Date"), send or cause to be sent to each holder of Exchangeable Shares to be redeemed a notice in writing of the redemption by the Corporation or the purchase by Dutchco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Redemption Date and subject to the exercise by Dutchco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for each such Exchangeable Share upon presentation and surrender at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the head office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends and all dividends declared on Parent Common Shares which have not been declared on such Exchangeable Shares in accordance with Section 3.1 of these share provisions comprising part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price (less any tax required to be deducted and withheld therefrom by the Corporation) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them. To the extent that the amount of tax required to be deducted or withheld from any payment to a holder of Exchangeable Shares exceeds the cash portion of such payment, the Corporation is hereby authorized to sell or otherwise dispose of at fair market value such portion of the property then payable to the holder as is necessary to provide sufficient funds to the Corporation in order to enable it to comply with such deduction or withholding requirement and shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

  7.3 Dutchco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to this Article 7 of these share provisions, to purchase from all but not less than all of the holders of Exchangeable Shares to be redeemed on the Redemption Date, all but not less than all of the Exchangeable Shares held by each such holder on payment by Dutchco to the holder of an amount per share equal to (a) the Current Market Price of a Parent Common Share on the last Business Day prior to the Redemption Date which shall be satisfied in full by causing to be delivered to such holder one Parent Common Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share and all dividends declared on Parent Common Shares that have not been declared on such Exchangeable Share in accordance with Section 3.1 of these share provisions (collectively the "Redemption Call Purchase Price", provided that if the record date for any such declared and unpaid dividends occurs on or after the Redemption Date, the Redemption Call Purchase Price shall not include such additional amount equivalent to such dividends). In the event of the exercise of the Redemption Call Right by Dutchco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder and otherwise to be redeemed to Dutchco on the Redemption Date on payment by Dutchco to the holder of the Redemption Call Purchase Price for each such share.

  7.4 To exercise the Redemption Call Right, Dutchco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of Dutchco's intention to exercise such right at least 125 days before the Automatic Redemption Date (in the case of the Automatic Redemption) or at least 35 days before the Section 12(g) Redemption Date (in the case of Section 12(g) Redemption). The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Dutchco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Dutchco. If Dutchco exercises the Redemption Call Right, on the Redemption Date, Dutchco will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

  7.5 For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, Dutchco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Parent Common Shares deliverable by Dutchco in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Dutchco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares purchased by Dutchco from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Quebec Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Dutchco shall deliver to such holder, certificates representing the Parent Common Shares to which the holder is entitled and a cheque or cheques of Dutchco payable at par and in Canadian dollars at any branch of the bankers of Dutchco or of the Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Dutchco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to this Article 7.

                                   ARTICLE 8

                           Purchase for Cancellation

  8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                   ARTICLE 9

                                 Voting Rights

  9.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

  9.2 Pursuant to the Voting and Exchange Trust Agreement (which by this reference is incorporated into the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares as if set forth herein in its entirety) the holders of Exchangeable Shares (other than Parent, its subsidiaries and Affiliates) shall be entitled to receive notice of and instruct the Trustee under the Voting and Exchange Trust Agreement to exercise voting rights at meetings of holders of Parent Common Shares, all as provided for in the Voting and Exchange Trust Agreement.

                                  ARTICLE 10

                            Amendment and Approval

  10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

  10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

  10.3 Exchangeable Shares held by Parent, Dutchco or their Affiliates shall not be included for the purposes of determining a quorum, and shall not vote, in connection with any approval contemplated by Section 10.2 of these share provisions.

                                  ARTICLE 11

          Reciprocal Changes, Etc. in Respect of Parent Common Shares

  11.1 (a) Pursuant to the Support Agreement, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

    (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of

  Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

    (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

    (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of Parent or
  (D) assets of Parent;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

  (b) Pursuant to the Support Agreement, Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

    (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

    (ii) reduce, combine or consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

    (iii) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

  Except for ministerial amendments contemplated by Section 3.5 of the Support Agreement, the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

  11.2 Pursuant to the Voting and Exchange Trust Agreement, the holders of Exchangeable Shares (other than the Parent, its subsidiaries and Affiliates) are given certain rights to exchange their Exchangeable Shares for Parent Common Shares.

                                  ARTICLE 12

              Actions by the Corporation Under Support Agreement
                 and Under Voting and Exchange Trust Agreement

  12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Parent and Dutchco with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to the Corporation, Dutchco and Parent, respectively, in accordance with the respective terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Exchangeable Shares all rights and benefits in favor of the Corporation and such holders under or pursuant to such agreements.

  12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement and the Voting and Exchange Trust Agreement (except as contemplated therein) without the approval of the holders or the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

    (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares thereunder; or

    (b) making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

    (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                  ARTICLE 13

                                    Legend

  13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the deemed delivery of a Retraction Request as contemplated in Section 6.1 of these share provisions, the provisions relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                  ARTICLE 14

                                    Notices

  14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the head office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

  14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing
Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the head office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

  14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                  ARTICLE 15

                              Guaranty/Assignment

  15.1 Parent Guaranty/Assignment

  Parent hereby unconditionally and irrevocably guarantees the full and punctual performance of all of Dutchco's obligations hereunder. Dutchco may assign all or a portion of its rights and obligations hereunder to Parent without the consent of the Corporation or holders of Exchangeable Shares provided Parent remains bound by these provisions.

                                  ARTICLE 16

                                    General

  16.1 Withholding Rights

  The Corporation, Parent, Dutchco and Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Exchangeable Shares such amounts as Parent, Dutchco or the Transfer Agent determine is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Dutchco and Transfer Agent are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to Parent, Dutchco or Transfer Agent, as the case may be, in order to enable it to comply with such deduction or withholding requirement and Parent, Dutchco or Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

                                  ARTICLE 17

                                   Par Value

  17.1 Par Value

  The Exchangeable Shares shall have a par value of $   per share.

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